SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

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[ ] Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by
    Rule 14a-6(e)(2))

[X] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to ' 240.14a-11(c) or  ' 240.14a-12

                                METALS USA, INC.
                           ---------------------------

                (Name of Registrant as Specified In Its Charter)

                ------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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
                                 [Metals USA Letterhead/Logo]

                                        April 21, 1998


To Our Stockholders:

        On behalf of the Board of Directors, I cordially invite all stockholders to attend the Annual Meeting of Metals USA, Inc. to be held on Wednesday, May 20, 1998, at 10:00 a.m. at The Houstonian, 111 North Post Oak Lane, Houston, Texas 77024. Proxy materials, which include a Notice of the Meeting, Proxy Statement and proxy card, are enclosed with this letter. The Company's 1997 Annual Report, which is not a part of the proxy materials, is also enclosed and provides additional information regarding the financial results of the Company in 1997.

        We hope that you will be able to attend the Annual Meeting. Your vote is important. Whether you plan to attend or not, please execute and return the proxy card in the enclosed envelope so that your shares will be represented. If you are able to attend the meeting in person, you may revoke your proxy and vote your shares in person. If your shares are not registered in your own name and you would like to attend the meeting, please ask the broker, trust, bank or other nominee that holds the shares to provide you with evidence of your share ownership. We look forward to seeing you at the meeting.

                                          Sincerely,

                                      /s/ ARTHUR L. FRENCH
                                          --------------------------------
                                          Arthur L. French,
                                          Chairman of the Board of Directors and
                                          Chief Executive Officer

                                Metals USA, Inc.
                            Three Riverway, Suite 600
                              Houston, Texas 77056

                      -------------------------------------
                  NOTICE OF 1998 ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 20, 1998
                      -------------------------------------

TO THE STOCKHOLDERS:

        The 1998 Annual Meeting of Stockholders of Metals USA, Inc., (the "Company"), will be held at The Houstonian, 111 North Post Oak Lane, Houston, Texas 77024 at 10 a.m. on Wednesday, May 20, 1998, for the following purposes:

        1. To elect five Class I directors of the Company to hold office until the third succeeding annual meeting of stockholders after their election (the 2001 Annual Meeting) and until their respective successors shall have been elected and qualified.

        2. To consider and act upon a proposal of the Board of Directors of the Company to approve and adopt an amendment of the Company's Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 50,000,000 to 200,000,000.

        3. To ratify the selection of Arthur Andersen LLP as the Company's independent certified public accountants to audit the Company's consolidated financial statements for the year ending December 31, 1998.

        4. To transact such other business as may properly be brought before the meeting or any adjournment thereof.

        The holders of record of the Company's common stock at the close of business on April 16, 1998 are entitled to notice of and to vote at the meeting with respect to all proposals. We urge you to sign and date the enclosed proxy card and return it promptly by mail in the enclosed envelope, whether or not you plan to attend the meeting in person. No postage is required if mailed in the United States. If you do attend the meeting in person, you may withdraw your proxy and vote personally on all matters brought before the meeting.

                                            By Order of the Board of Directors,

                                        /s/ JOHN A. HAGEMAN
                                            --------------------------
                                            John A. Hageman
                                            Secretary
Houston, Texas
April 21, 1998

                                METALS USA, INC.
                            Three Riverway, Suite 600
                              Houston, Texas 77056

                           ---------------------------
                                 PROXY STATEMENT
                           ---------------------------

                             MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 20, 1998

        This statement is furnished in connection with the solicitation of proxies by the Board of Directors of Metals USA, Inc., a Delaware corporation (the "Company"), for use at the Company's Annual Meeting of Stockholders and any postponement or adjournment thereof (the "Annual Meeting") to be held at The Houstonian, 111 North Post Oak Lane, Houston, Texas 77024 at 10 a.m. on Wednesday, May 20, 1998 for the purposes set forth in the notice attached hereto. This Proxy Statement and the accompanying proxy card are being mailed to stockholders on or about April 22, 1998.

RECORD DATE AND VOTING SECURITIES

        The Board of Directors has fixed the close of business on April 16, 1998 as the record date (the "Record Date") for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. At the close of business on the Record Date, the Company had outstanding and entitled to vote 34,789,724 shares of its common stock, par value $.01 per share ("Common Stock"), including 3,122,914 shares of Restricted Voting Common Stock. No other class of voting securities of the Company is outstanding. Each share of Common Stock other than the Restricted Voting Common Stock entitles the holder to one vote on each matter presented at the Annual Meeting, other than the election of directors. Each share of Restricted Voting Common Stock is entitled to 55% of the voting power attributable to the Company's Common Stock on all matters submitted to a vote of the holders of the Common Stock. In addition, the holders of all of the Restricted Voting Common Stock, voting as a class, are entitled to elect one member of the Company's Board of Directors. A proxy will be voted in the manner specified on the proxy, or if no manner is specified, will be voted in favor of the proposals set forth in the notice attached hereto.

        The presence of the holders of a majority of the issued and outstanding shares of Common Stock and Restricted Voting Common Stock of the Company entitled to vote at the Annual Meeting, either in person or represented by properly executed proxies, is necessary to constitute a quorum for the transaction of business at the Annual Meeting. If there are not sufficient shares represented in person or by proxy at the Annual Meeting to constitute a quorum, the Annual Meeting may be postponed or adjourned in order to permit further solicitation of proxies by the Company. Abstentions are counted as "shares present" at the meeting for purposes of determining the presence of a quorum while broker non-votes (which result when a broker holding shares for a beneficial owner has not received timely voting instructions on certain matters from such beneficial owner) are not considered "shares present" with respect to any matter.

        The election of directors will be determined by a plurality of the votes cast by holders of shares of Common Stock. Accordingly, abstentions will have no effect on the outcome of the election of directors. Cumulative voting for the election of directors is not permitted. The approval of Proposal 2 (to increase the authorized capital stock of the Company) will require the affirmative vote of holders of a majority of the shares issued and outstanding as of the Record Date. Accordingly abstentions and non-votes will have the effect of votes against this Proposal. The approval of Proposal 3 (to ratify the selection of the Company's accountant) will be determined by a plurality of the votes cast, and abstentions and non-votes will have no effect.

REVOCATION OF PROXY

        Stockholders submitting proxies may revoke them at any time before they are voted (i) by notifying John A. Hageman, Secretary of the Company, in writing of such revocation, (ii) by execution of a subsequent proxy sent to Mr. Hageman, or (iii) by attending the Annual Meeting in person and voting in person. Notices to Mr. Hageman referenced in (i) and (ii) should be directed to John A. Hageman, Secretary, Metals USA, Inc., Three Riverway, Suite 600, Houston, Texas 77056. Stockholders who submit proxies and attend the meeting to vote in person are requested to notify Mr. Hageman at the Annual Meeting of their intention to vote in person at the Annual Meeting.

SOLICITATION EXPENSES

        The expense of preparing, printing and mailing proxy solicitation materials will be borne by the Company. In addition to solicitation of proxies by mail, certain directors, officers, representatives and employees of the Company may solicit proxies by telephone and personal interview. Such individuals will not receive additional compensation from the Company for solicitation of proxies, but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. Banks, brokers and other custodians, nominees and fiduciaries also will be reimbursed by the Company for their reasonable expenses for sending proxy solicitation materials to the beneficial owners of Common Stock.

        The Company's Annual Report to Stockholders for the year ended December 31, 1997, including consolidated financial statements, is being mailed to all stockholders entitled to vote at the Annual Meeting. The Annual Report does not constitute a part of the proxy solicitation material.

                       ELECTION OF DIRECTORS (Proposal 1)

        The Company's Amended and Restated Certificate of Incorporation provides for three classes of Directors as nearly equal in number as possible. The term of office of Class I directors expires at the 1998 Annual Meeting, the term of office of Class II directors expires at the 1999 Annual Meeting (I.E., one year of the term remaining), and the term of office of Class III directors expires at the 2000 Annual Meeting (I.E., two years of the term remaining). The directors whose terms will expire at the 1998 Annual Meeting are Mark Alper, Craig R. Doveala, Patrick A. Notestine, and Richard A. Singer, all of whom have been nominated to stand for reelection at the 1998 Annual Meeting, and Thomas J. Shapiro, who has been nominated to stand for election as a Class I director at the 1998 Annual Meeting, will, upon election, hold office until the 2001 Annual Meeting and until their successors are elected and qualified.

        In addition to the directors in Class I whose terms will expire at the 1998 Annual Meeting and Mr. Shapiro, who is a nominee, as described above, Class I includes Steven S. Harter, who is also the President of Notre Capital Ventures II, L.L.C. ("Notre"). As a member of Class I, Mr. Harter's term will also expire at the 1998 Annual Meeting. The holders of the Company's Restricted Voting Common Stock, who are entitled, voting as a class, to elect one member of the Board of Directors, intend to re-elect Mr. Harter to Class I at the Annual Meeting.

NOMINEES FOR ELECTION

        CLASS I - TERMS EXPIRING AT 2001 ANNUAL MEETING

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR MESSRS. ALPER, DOVEALA, NOTESTINE, SINGER AND SHAPIRO AS DIRECTORS TO HOLD OFFICE UNTIL THE 2001 ANNUAL MEETING AND UNTIL THEIR SUCCESSORS ARE ELECTED AND QUALIFIED. THE SHARES OF COMMON STOCK REPRESENTED BY RETURNED PROXY CARDS WILL BE VOTED FOR THE ELECTION OF THESE NOMINEES UNLESS OTHERWISE SPECIFIED.

        Mark Alper, 52, became a director on July 11, 1997 and is a Vice President of the Company and President of Queensboro Steel Corporation ("Queensboro"), a subsidiary of the Company. He has been an employee of Queensboro since 1971 and President since 1995.

        Craig R. Doveala, 46, became a director on July 11, 1997 and is the President of Steel Service Systems, Inc. ("Steel Service Systems"), a subsidiary of the Company. He has been President of Steel Service Systems since 1990.

        Patrick A. Notestine, 51, became a director on July 11, 1997 and is the President of Affiliated Metals Company ("Affiliated"), a subsidiary of the Company. He has been President of Affiliated since 1988.

        Richard A. Singer, 52, became a director on July 11, 1997 and is Senior Vice President of the Company and Chief Executive Officer of Uni-Steel, Inc. ("Uni-Steel"), a subsidiary of the Company. He has been Chief Executive Officer of Uni-Steel since 1972.

        Thomas J. Shapiro, 46, has been President and CEO of Wayne Steel, Inc. ("Wayne"), a subsidiary of the Company, since 1988 and an employee of Wayne since 1973.

        The five nominees receiving the greatest number of votes cast will be elected as Class I directors, regardless of the number of shares, if any, withheld from voting for the election of such nominees.

INCUMBENT DIRECTORS

        Class II - TERMS EXPIRING AT 1999 ANNUAL MEETING

        Arnold W. Bradburd, 73, became a director on July 11, 1997 and is Vice-Chairman of the Board of Directors of the Company. He has been employed by Interstate Steel Supply Co. ("Interstate") since 1974, serving as Chairman of the Board and Chief Executive Officer since 1979. Mr. Bradburd has served as National Secretary of the Association of Steel Distributors and as Chairman of the Steel Service Center Institute ("SSCI").

        Michael E. Christopher, 38, became a director on July 11, 1997 and is a Senior Vice President of the Company. He became Executive Vice President of Texas Aluminum Industries, Inc. ("Texas Aluminum") in 1987, President of The Cornerstone Group ("Cornerstone") in 1995, and President of Texas Aluminum/Cornerstone in July 1997. He also currently serves as Vice President of the Board of Directors of the National Patio Enclosure Association.

        Richard H. Kristinik, 59, became a director on July 11, 1997. He is Chairman of the Board and Chief Executive Officer of Coach USA, Inc., and has served in that capacity since March 1996. From 1973 to 1996, Mr. Kristinik was a partner with Arthur Andersen LLP in its Houston office, additionally serving as Managing Partner of the Tulsa Office from 1979 to 1984 and Managing Partner of the Denver office from 1985 to 1989.

        J. Michael Kirksey, 42, became a director on April 30, 1997 and has served as Senior Vice President and Chief Financial Officer since December, 1996. Mr. Kirksey previously was Director - Business Development and Acquisitions of Keystone International, Inc. ("Keystone") from 1995 through February 1997; Vice President of Finance for Keystone's European operations based in Brussels, Belgium from 1993 to 1995; and Vice President and Controller of Keystone from 1989 to 1993. From 1976 to 1989, Mr. Kirksey was a certified public accountant with Arthur Andersen LLP.

        Class III - TERMS EXPIRING AT 2000 ANNUAL MEETING

        Arthur L. French, 57, became a director and Chairman of the Board on April 30, 1997 and has served as Chief Executive Officer and President of the Company since December 1996. From 1989 through 1996, Mr. French served as Executive Vice President and a director of Keystone, a publicly-traded manufacturer of industrial valves and controls, with responsibility for domestic and international operations. From 1966 to 1989, Mr. French held various positions with Fisher Controls International, Inc., a control valve and instrumentation manufacturer, and served as its President and Chief Operating Officer and a director prior to joining Keystone. Mr. French is also a director of Innovative Valve Technologies, Inc.

        William B. Edge, 39, became a director on July 11, 1997 and a Senior Vice President of the Company in February, 1998. He has been President of Southern Alloy of America, Inc. ("Southern Alloy") since 1990.

        Tommy E. Knight, 59, became a director on July 11, 1997. Mr. Knight, since 1964, was with Brown and Root, Inc., and served as its President and Chief Executive Officer from 1992 until his retirement in 1996.

        Lester G. Peterson, 57, became a director on July 11, 1997. He has been President of Williams Steel & Supply Co., Inc. ("Williams") since 1981 and is a member of the Wisconsin Board of the SSCI.

        T. William Porter, 57, became a director on July 11, 1997. He has been a partner with Porter & Hedges, L.L.P., a Houston, Texas law firm, since 1981. Mr. Porter also currently serves as a director of Gundle/SLT Environmental, Inc., a manufacturer and installer of synthetic lining systems, and ITEQ, Inc., a manufacturer of specialized process equipment.

        A. Leon Jeffreys, 68, became a director on October 21, 1997. He is the founder of Jeffreys Steel Company, Inc. ("Jeffreys") and has served as Jeffreys' Chairman of the Board of Directors since its inception in 1966.

                        GENERAL INFORMATION WITH RESPECT
                            TO THE BOARD OF DIRECTORS

MEETINGS

        During the year ended December 31, 1997, the Board of Directors held six meetings and acted twelve times by unanimous consent. During 1997, each member of the Board of Directors attended at least 75% of all meetings of the Board of Directors and committees of the Board of Directors of which such director was a member. There are six standing committees of the Board of Directors.

COMMITTEES OF THE BOARD

        Audit Committee. The Audit Committee consists of Richard H. Kristinik (Chairman), Steven S. Harter, and Tommy E. Knight. The Audit Committee: (i) makes recommendations to the Board of Directors with respect to the independent auditors who conduct the annual examination of the Company's accounts; (ii) reviews the scope of the annual audit and meets periodically with the Company's independent auditors to review their findings and recommendations; (iii) reviews quarterly financial information and earnings releases prior to dissemination to the public; (iv) approves major accounting policies or changes thereto; and (v) periodically reviews principal internal controls to assure that the Company is maintaining a sound and modern system of financial controls. During 1997, the Audit Committee held one meeting.

        Acquisition Committee. The Acquisition Committee consists of Steven S. Harter (Chairman), Arnold W. Bradburd, Arthur L. French, J. Michael Kirksey, Lester G. Peterson, Craig R. Doveala, Mark Alper, Michael E. Christopher, and William B. Edge. The Acquisition Committee reviews and monitors the strategic direction of the Company's acquisition program and, within guidelines established by the full Board of Directors, has authority to approve offers and the form of consideration to be offered for the acquisition of other businesses. During 1997, the Acquisition Committee held three meetings.

        Compensation Committee. The Compensation Committee consists of T. William Porter (Chairman), Steven S. Harter, and Tommy E. Knight. The Compensation Committee periodically determines the amount and form of compensation and benefits payable to all principal officers and certain other management personnel. This committee also performs the duties of administration with respect to the Company's incentive compensation plan. See "Report of Compensation Committee on Executive Compensation." During 1997, the Compensation Committee acted ten times by unanimous consent.

        Executive Committee. The Executive Committee consists of Arthur L. French (Chairman), Arnold W. Bradburd, Richard A. Singer, Michael E. Christopher, and T. William Porter. The Executive Committee has such authority as is delegated to it from time to time by the full Board of Directors. During 1997, the Executive Committee did not meet.

        Nominating Committee. The Nominating Committee consists of Mark Alper (Chairman), Patrick A. Notestine, and T. William Porter. The Nominating Committee reviews the size and composition of the Board of Directors, designates new directors by classes, interviews new director candidates and makes recommendations with respect to nominations for the election of directors. The Nominating Committee will consider suggestions from stockholders for nominees to serve as directors, if such proposals are submitted in writing to the Corporate Secretary at the Company's corporate offices. During 1997, the Nominating Committee held one meeting.

        Technology Committee. The Technology Committee consists of J. Michael Kirksey (Chairman), Craig R. Doveala, William B. Edge, and Richard A. Singer. The Technology Committee was established to oversee the development and integration of informational systems used by the Company and its subsidiaries. During 1997, the Technology Committee did not meet.

DIRECTORS' COMPENSATION

        During 1997, each non-employee director was paid a fee of $2,000 for each meeting of the full Board. Non-employee directors of the Company also receive $1,000 for each committee meeting attended, unless held the same day as a meeting of the full Board, and are reimbursed for all expenses relating to attendance at meetings. The Company paid aggregate fees of $26,000 to non-employee directors of the Company in connection with the Board of Directors' and committee meetings in 1997. The Company does not pay director fees to directors who also are employees of the Company. No member of the Board of Directors was paid compensation during 1997 for his service as a director of the Company other than pursuant to the standard compensation arrangement described above. Non-employee directors also receive annual stock option awards pursuant to the Company's 1997 Non-Employee Directors' Stock Plan (the "Directors' Plan"), which was adopted by the Board of Directors and approved by the Company's stockholders in April 1997.

        The Directors' Plan provides for the automatic grant to each non-employee director of an option to purchase 10,000 shares of Common Stock upon such person's initial election as a director. Options to purchase 10,000 shares of Common Stock were granted to Messrs. Harter, Knight, Kristinik and Porter pursuant to the Directors' Plan. The Directors' Plan also provides for an automatic annual grant to each non-employee director of an option to purchase 5,000 shares of Common Stock at each annual meeting of stockholders unless the first annual meeting of stockholders following a person's initial election as a non-employee director is within three months of the date of such election. These options will have an exercise price per share equal to the fair market value of a share at the date of grant. Options granted under the Directors' Plan will expire at the earlier of 10 years from the date of grant or one year after termination of service as a director, and options will be immediately exercisable. In addition, the Directors' Plan permits non-employee directors to elect to receive, in lieu of cash directors' fees, shares or credits representing "deferred shares" that may be settled at future dates, as elected by the director. The number of shares or deferred shares received will be equal to the number of shares which, at the date the fees would otherwise be payable, will have an aggregate fair market value equal to the amount of such fees.

                             PRINCIPAL STOCKHOLDERS

        The following table sets forth information as of March 31, 1998 with respect to beneficial ownership of the Company's Common Stock by (i) each director, (ii) each executive officer, (iii) all executive officers and directors as a group, and (iv) each person known to the Company to beneficially own 5% or more of the outstanding shares of its Common Stock. The address of all such persons is c/o Metals USA, Inc., Three Riverway, Suite 600, Houston, Texas 77056. Unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to the shares beneficially owned.

      BENEFICIAL OWNER                          AMOUNT OF BENEFICIAL OWNERSHIP
      ----------------                          ------------------------------
                                                  SHARES            PERCENTAGE
                                                -----------         ----------
Toby L. Jeffreys(1).......................        3,418,130               9.8%
Thomas J. Shapiro(2)......................        2,099,329               6.0%
Arnold W. Bradburd .......................        1,776,032               5.1%
A. Leon Jeffreys(1).......................        1,466,471               4.2%
Steven S. Harter(3)(4)....................        1,021,048               2.9%
Michael E. Christopher....................          648,837               2.0%
Richard A. Singer.........................          483,380               1.5%
Lester G. Peterson........................          477,544               1.5%
Patrick A. Notestine......................          398,703               1.3%
Craig R. Doveala..........................          334,497               1.1%
Mark Alper................................          289,635                  *
Arthur L. French..........................          225,100                  *
J. Michael Kirksey(5).....................          120,000                  *
Stephen R. Baur(6)........................          120,000                  *
William B. Edge...........................          116,997                  *
John A. Hageman(7)........................           75,000                  *
Richard H. Kristinik(3)...................           30,000                  *
T. William Porter(3)......................           25,000                  *
Tommy E. Knight(3)........................           20,000                  *
                                                -----------
All executive officers and directors as a        11,897,924              34.1%
      group (19 persons)(8)...............       ==========              ====
------------
 *    Less than 1%.

(1) Includes 1,247,779 shares of Common Stock are held by Jeffreys Family Partnership, of which Mr. Toby L. Jeffreys and Mr. A. Leon Jeffreys are general partners.

(2) Includes 149,196 shares of Common Stock held by various trusts for which Mr. Shapiro is a Co-Trustee.

(3) Includes 10,000 shares of Common Stock issuable upon the exercise of options granted under the Directors' Plan.

(4) Includes 1,011,048 shares of Restricted Voting Common Stock held by Harter Venture Partners, Ltd., of which Mr. Harter is a general partner. Mr. Harter disclaims beneficial ownership of 178,420 shares held in trust for Mr. Harter's Minor Children of which neither he nor his wife is a trustee.

(5) Includes 12,000 shares of Common Stock held by Mr. Kirksey's minor children and of which he is custodian.

(6) Includes 10,000 shares of Common Stock held by Mr. Baur's minor children and of which he is custodian.

(7) Includes 15,000 shares of Common Stock held by Mr. Hageman's minor children and of which he is custodian.

(8) This amount has been adjusted to eliminate any duplication of beneficial ownership attributable to the 1,247,779 shares owned by the Jeffrey's Family Partnership and the shares of Common Stock issuable under the Directors Plan, referred to in footnote (3) above.

                               EXECUTIVE OFFICERS

        The Board elects executive officers annually at its first meeting following the annual meeting of stockholders. Information concerning Messrs. Alper, Singer, French, Bradburd, Kirksey, Edge, Christopher and Shapiro is set forth above under "Election of Directors." Information concerning Messrs. Baur and Hageman is set forth below.

        Stephen R. Baur, 33, became Senior Vice President and Chief Development Officer of the Company in April 1997. From July 1996 until joining the Company, Mr. Baur was Senior Vice President of Notre. From November 1995 to June 1996, he was a consultant to a venture capital firm. From July 1988 through September 1995, he was a certified public accountant with Arthur Andersen LLP.

        John A. Hageman, 44, became Senior Vice President, General Counsel and Secretary of the Company in April 1997. From 1987 through 1997, Mr. Hageman was Senior Vice President of Legal Affairs, General Counsel and Secretary of Physician Corporation of America, a publicly-traded health maintenance organization. From 1981 to 1987, Mr. Hageman was a partner with a law firm in Wichita, Kansas.

                       COMPENSATION OF EXECUTIVE OFFICERS

        The following table provides certain summary information concerning compensation earned by the Company's Chief Executive Officer and each of the four other most highly compensated executive officers (the "Named Executive Officers") during the year ended December 31, 1997.

                                              ANNUAL COMPENSATION       LONG-TERM COMPENSATION
                                        ------------------------------  -----------------------
                                                          OTHER ANNUAL   RESTRICTED   NUMBER OF   ALL OTHER
                                YEAR    SALARY   BONUS    COMPENSATION  STOCK AWARDS   OPTIONS   COMPENSATION
NAME AND PRINCIPAL POSITION             ($)(1)    ($)         ($)           ($)        GRANTED       ($)
                                ----    ------   -----    ------------  ------------  ---------  ------------
Arthur L. French............    1997    75,000   50,000          ----          ----    200,000    1,465
   Chief Executive Officer
Michael E. Christopher......    1997    77,884     ----          ----          ----       ----     ----
   Senior Vice President
William B. Edge.............    1997    79,448     ----          ----          ----       ----     ----
   Senior Vice President
J. Michael Kirksey..........    1997    75,000   40,000          ----          ----    100,000     266
   Senior Vice President and
   Chief Financial Officer
Richard A. Singer...........    1997    75,000     ----          ----          ----       ----     470
   Senior Vice President

------------
(1)Reflects compensation from July 1, 1997 through December 31, 1997 at the rate stated in their respective employment agreements. Messrs. Christopher and Edge are paid bi-weekly, and Messrs. French, Kirksey and Singer are paid semi-monthly.

                                  STOCK OPTIONS

   The following table reflects certain information regarding stock options granted to the Named Executive Officers during 1997.

                              OPTION GRANTS IN 1997

                                               INDIVIDUAL GRANTS
                                               -----------------
                               NUMBER OF
                              SECURITIES
                              UNDERLYING  PERCENT OF TOTAL                          PRESENT VALUE
                                OPTIONS   OPTIONS GRANTED TO EXERCISE   EXPIRATION  AT GRANT DATE
NAME                            GRANTED   EMPLOYEES IN 1997    PRICE       DATE         (1)
----                            -------   -----------------    -----       ----     -------------
Arthur L. French............    200,000          6%           $10.00     07/11/07   $1,260,000
Michael E. Christopher......     ----           ----           ----        ----        ----
William B. Edge.............     ----           ----           ----        ----        ----
J.  Michael Kirksey.........    100,000          3%           10.00      07/11/07    630,000
Richard A. Singer...........     ----           ----           ----        ----        ----

------------
(1) Computed using the Black-Scholes model, with the following assumptions: expected price volatility -- 43.3% risk free rate of return -- 6.18%, expected dividend yield -- 0%, and the expected life of the option was 7.5 years.

        The following table reflects certain information concerning the number of unexercised options held by the Named Executive Officers and the value of such officers' unexercised options as of December 31, 1997. No options were exercised by the Named Executive Officers during the year ended December 31, 1997.

                           YEAR END 1997 OPTION VALUES

                                           NUMBER OF                VALUE OF UNEXERCISED
                                      UNEXERCISED OPTIONS          "IN-THE-MONEY" OPTIONS
                                      AT DECEMBER 31, 1997        AT DECEMBER 31, 1997 (1)
                                      --------------------        ------------------------
                 NAME               EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
                 ----               -----------   -------------   -----------   -------------
Arthur L. French.................      ----         200,000          ----        $1,050,000
Michael E. Christopher...........      ----           ----           ----           ----
William B. Edge..................      ----           ----           ----           ----
J. Michael Kirksey...............      ----         100,000          ----          525,000
Richard A. Singer................      ----           ----           ----           ----

------------
(1) Options are "in-the-money" if the closing market price of the Company's Common Stock exceeds the exercise price of the options. The exercise price of the options granted to Messrs. French and Kirksey is $10.00 per share. The value of unexercised options for each of the Named Executive Officers represents the difference between the exercise price of such options and the closing price of the Company's Common Stock on December 31, 1997 ($15.25 per share).

                             STOCK PERFORMANCE GRAPH

        The following performance graph compares the Company's cumulative total stockholder return on its Common Stock with the cumulative total return of the Standard & Poors 500 Index and Standard & Poors 500/Industrials. The cumulative total return computations set forth in the Performance Graph assumes the investment of $100 in the Company's Common Stock, the Standard & Poors 500 Index and the Standard & Poors 500/Industrials on July 11, 1997.

                 [LINEAR GRAPH PLOTTED FROM DATA IN TABLE BELOW]

                  JULY 11                                DECEMBER 31
                  -------                                -----------
            MUI           100.00                   MUI            152.50
            S&P 500       100.00                   S&P 500        105.86
            S&P 500/Ind.  100.00                   S&P 500/Ind.   103.85

                        REPORT OF COMPENSATION COMMITTEE
                            ON EXECUTIVE COMPENSATION

        The Compensation Committee determines the amount and form of compensation and benefits payable to all principal officers, including the Named Executive Officers, and certain other management personnel. The Compensation Committee currently consists of three (3) members, none of whom is a current or former employee or officer of the Company except Mr. Harter, who served as President of the Company from July 3, 1996 to December 14, 1996, for which he received no compensation.

        The Compensation Committee has instituted an executive compensation structure designed to attract and retain highly qualified executives and motivate them to maximize stockholder returns. In order to reach this goal, the Named Executive Officers compensation has been weighted toward equity options, with base compensation as set forth in the employment agreements described below. See "Employment Agreements".

BASE SALARY

        In connection with the initial public offering, the Company entered into employment agreements with Messrs. French and Kirksey providing for an annual base salary of $150,000 and performance bonuses as from time to time determined by the Board.

INCENTIVE COMPENSATION

        In April 1997, the Board of Directors and the Company's stockholders approved the Company's 1997 Long-Term Incentive Plan (the "Incentive Plan"). Pursuant to the Incentive Plan, in July 1997 the Compensation Committee approved grants of options covering 200,000 shares to Mr. French and 100,000 shares to Mr. Kirksey.

        This report is furnished by the Compensation Committee of the Board of Directors.

                                                   T. William Porter:  Chairman
                                                   Steven S. Harter
                                                   Tommy E. Knight

                              EMPLOYMENT AGREEMENTS

        Each of Messrs. Bradburd, Christopher, Alper, Doveala, Edge, Jeffreys, Notestine, Peterson, Singer and Shapiro entered into an employment agreement with a subsidiary of the Company following the acquisition of their companies, providing for an annual base salary of $150,000 and a performance bonus to be determined annually by the Board. Each employment agreement is for a term of five years, and unless terminated or not renewed by the respective company or not renewed by the employee, the term will continue thereafter on a year-to-year basis on the same terms and conditions existing at the time of renewal. Each of these agreements provides that, in the event of a termination of employment by the respective company without cause during the first three years of the employment term, the employee will be entitled to receive from the respective company an amount equal to his then current salary for the remaining term of the employment agreement or one year, whichever is greater. In the event of a termination of employment without cause during the final two years of the initial five-year term of the employment agreement, the employee will be entitled to receive an amount equal to his then current salary for one year. In either case, payment is due in one lump sum on the effective date of termination. In the event of a change in control of the Company (as defined in the agreement) during the Initial Term, if the employee is not given at least five days' notice of such change in control, the employee may elect to terminate his employment and receive in one lump sum three times the amount he would receive pursuant to a termination without cause during the Initial Term. In addition, the non-competition provisions of the employment agreement would not apply. In the event the employee is given at least five days' notice of such change in control, the employee may elect to terminate his employment agreement and receive in one lump sum two times the amount he would receive pursuant to a termination without cause during the Initial Term. In such an event, the non-competition provisions of the employment agreement would apply for two years from the effective date of termination. Each employment agreement contains a covenant not to compete with the Company for a period of two years immediately following termination of employment, or in the case of or termination by the Company without cause in the absence of a change in control, for a period of one year following termination of employment.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

ORGANIZATION OF THE COMPANY

        In connection with the formation of the Company, the Company issued to Notre a total of 3,367,914 shares of Common Stock in exchange for services provided by an employee of Notre at a cost of $34,375 to Notre. Mr. Harter is the President of Notre and a director of the Company. In April 1997, Notre exchanged 3,122,914 shares of Common Stock for 3,122,914 shares of Restricted Voting Common Stock. Prior to the consummation of the IPO, Notre advanced to the Company $1,310,000 to enable the Company to effect the Mergers and the IPO. All of Notre's advances were repaid from the net proceeds of the IPO. Subsequently to the IPO, Notre distributed its shares to its owners.

        From December 1996 through April 1997, the Company issued a total of 575,000 shares of Common Stock (as adjusted for a 135.81-to-one stock split) at $.01 per share to executive officers of management, as follows: Mr. French -- 260,000 shares, Mr. Kirksey -- 120,000 shares, Mr. Baur -- 120,000 shares, and Mr. Hageman -- 75,000 shares. The Company also issued 810,500 shares of Common Stock at $0.01 per share to other employees of and consultants to the Company, including a total of 405,000 shares of Common Stock to persons who became directors of the Company upon consummation of the IPO. The Company also granted options to purchase 10,000 shares of Common Stock under the Directors' Plan, effective upon the consummation of the IPO to Messrs. Knight, Kristinik, Porter and Harter.

        The aggregate consideration paid by the Company for the eight companies acquired in the IPO and the 19 subsequent acquisitions (the "Acquired Companies") consisted of approximately $120.5 million in cash, 23,251,313 shares of Common Stock, plus the assumption of $188.6 million of indebtedness. The consideration paid by the Company for each of the Acquired Companies was determined by negotiation between representatives of each Acquired Companies and was based primarily upon the pro forma adjusted net income of each Acquired Companies.

        Pursuant to the agreements that were entered into in connection with the acquisitions of the Acquired Companies, the principal stockholders of the Acquired Companies have agreed not to compete with the Company for five years, effective on the respective dates of acquisition.

LEASES OF FACILITIES

        Interstate leases the facilities located in Philadelphia, Pennsylvania and Baltimore, Maryland from Warehouse Real Estate Associates ("WREA"), a partnership controlled by Mr. Bradburd, the Vice-Chairman of the Company, and his wife. The leases are for an initial term of ten years and provide for a total annual rental of $234,000 during the initial five years, to be adjusted to an applicable current market rate during the second five years. At the conclusion of the initial lease term, Interstate has agreed to purchase the real estate from WREA at a price to be determined by averaging two or more independent appraisals. Additionally, Interstate pays all utility, taxes and insurance costs on the leased premises. The Company believes that the rent to be paid under the leases does not exceed fair market value.

        Queensboro leases two adjacent tracts of real property located in Wilmington, North Carolina from The Alper Company, a partnership of which Mr. Alper, a director and Vice President of the Company, is a controlling person. The lease on one tract of real property is for a term of 20 years, expires in 2017 and provides for an annual rental of $40,000. The rent will be adjusted every five years in accordance with the Consumer Price Index ("CPI"). At the conclusion of the tenth year of the lease, Queensboro has the option to purchase the real property from The Alper Company for an amount equal to the average of three independent appraisals. If Queensboro does not exercise its option, the annual rental will be adjusted to reflect a ten year amortization of the fair market value of the property. The lease on the other tract of real property is for a term of 20 years, expires in 2017 and provides for an annual rental of $137,200. The rent will be adjusted every five years in accordance with the CPI. Queensboro will pay for all utilities, taxes and insurance on the leased properties. The Company believes that the rent for the properties does not exceed fair market value.

        Steel Service Systems leases certain real property located in Horicon, Wisconsin from an entity owned in part by Mr. Doveala, a director of the Company. The lease for real property expires in 2011 and provides for an annual rental of $420,000. The rental rate will be adjusted every three years in accordance with the CPI and will increase or decrease with changes in the prime rate. Additionally, Steel Service Systems pays for all utilities, taxes and insurance on the leased premises. The Company believes that the rent for the property does not exceed fair market value.

        Texas Aluminum leases certain real property located in Jackson, Mississippi from an entity controlled by Mr. Christopher, a Senior Vice President and director of the Company. The lease for the real property expires in 2012 and provides for rental of $3,500 per month. The rent will be adjusted every three years in accordance with the CPI. Additionally, Texas Aluminum pays for all utilities, taxes and insurance on the leased premises. Texas Aluminum also continues to lease from a number of entities owned by Mr. Christopher and/or related affiliates the following facilities, which are used for manufacturing and distribution services: (i) a warehouse in Lafayette, Louisiana for a term of 15 years and an aggregate monthly rental of $27,280, (iii) a facility in Las Vegas, Nevada for $16,500 per month for a term of 15 years, (iv) a facility in Atlanta, Georgia for $6,000 per month for a term of 15 years, (v) a facility in Beaumont, Texas for $2,500 per month for a term of 15 years, (vi) a building in Weslaco, Texas for $2,500 per month for a term of 15 years, and
(vii) a building in Oklahoma City, Oklahoma for $7,000 per month for a term of 15 years. The Company believes that the rent for each of these properties does not exceed fair market value.

        Uni-Steel leases certain real property located in Enid, Oklahoma from Garfield Development, LLC, an entity owned in part by Mr. Singer, a Senior Vice President and director of the Company. The lease for the real property has a ten-year term and provides for an annual rental of $115,000. The rent rate will be adjusted every five years in accordance with the CPI. The Company believes that the rent for the properties does not exceed fair market value.

        Williams leases certain real property located in Milwaukee, Wisconsin from PP&W, L.L.C., an entity owned in part by Mr. Peterson, a director of the Company. The lease for the rental property expires on December 31, 2011, and provides for an annual rental of $458,950. The rent will be adjusted every five years in accordance with the CPI. Additionally, Williams pays for all utilities, taxes and insurance on the leased premises. The Company believes that the rent for the properties does not exceed fair market value.

        Jeffreys has a lease agreement for the use of executive aircraft with J-Air, Inc., an entity controlled by Mr. Toby Jeffreys, President and Chief Executive Officer of Jeffreys. The lease calls for minimum rental payments during 1998 of $256,000. Any time used beyond the stated minimums is billed at actual cost. The lease terminates in December 1998.

OTHER TRANSACTIONS

        On or about July 11, 1997, Interstate purchased certain equipment from WREA for $530,000. WREA is controlled by Mr. Bradburd, the Vice-Chairman of the Company. The Company believes that the purchase price for the equipment does not exceed the fair market value thereof.

        Queensboro provides administrative services to Southern Metals Recycling, Inc. ("Southern"), an entity owned in part by Mr. Alper, a director of the Company. In its last fiscal year, Queensboro provided services and billed Southern $344,000 for these services. The Company believes that the fees charged for such services represent the fair market value of such services.

        An entity owned in part by Mr. Christopher leases equipment to Texas Aluminum/Cornerstone under several leases totaling $96,000 per year. The leases expire December 31, 2011. Mr. Christopher is a Senior Vice President and director and officer of the Company.

        Texas Aluminum/Cornerstone holds two promissory notes from EmC Industries, LLC ("EmC") having balances as of June 30, 1997, in the amounts of $116,433 and $324,401, which are payable monthly and are due on May 1, 2001 and March 1, 2007, respectively. In November 1996, Texas Aluminum/Cornerstone sold certain machinery and equipment to EmC resulting in a gain of $242,000. Texas Aluminum/Cornerstone is leasing this machinery from EmC for $72,000 per year through December 2001. EmC is owned in part by Mr. Christopher, a director and officer of the Company. The indebtedness was in each case incurred in connection with the sale of equipment to EmC. The largest aggregate amount of indebtedness in each case at any time in the past three fiscal years on the notes is $142,795 and $330,000, respectively. The rates of interest charged on the loans are 8% and 7.5%, respectively. Texas Aluminum/Cornerstone holds a promissory note in the original principal amount of $120,279 from EmC issued June 1, 1996. The note was issued in connection with the sale of equipment to EmC and earns interest at a rate of 8%. The note is payable monthly and matures on May 1, 2001. The largest aggregate amount of indebtedness outstanding on the note at any time in the past three fiscal years is $120,279 and the amount outstanding as of December 31, 1996 was $108,866. Additionally, Texas Aluminum/Cornerstone leases certain roll-former machines from EmC for a monthly rental of $14,000.

        The Company has agreed to indemnify Notre for liabilities, if any, arising in connection with action taken by it in connection with its role as the organizer of Metals USA prior to July 11, 1997.

COMPANY POLICY

        Any future transactions with directors, officers, employees or affiliates of the Company are anticipated to be minimal, and must be approved in advance by a majority of disinterested members of the Board of Directors.

                        COMPENSATION COMMITTEE INTERLOCKS
                            AND INSIDER PARTICIPATION

        In 1997, the members of the Compensation Committee were Messrs. Porter, Harter and Knight. Mr. Harter served as president of the Company during 1996, and he is the President of Notre and a director of the Company. In connection with the formation of the Company, the Company issued to Notre a total of 3,367,914 shares of Common Stock for aggregate consideration of $35,375. In April 1997, Notre exchanged 3,122,914 shares of Common Stock for 3,122,914 shares of Restricted Voting Common Stock. Prior to the consummation of the IPO, Notre advanced to the Company $1,310,000 to enable the Company to effect the Mergers and the IPO. All of Notre's advances were repaid from the net proceeds of the IPO. Subsequent to the IPO, Notre distributed its shares to its owners.



                 ADOPTION OF AMENDED AND RESTATED CERTIFICATE OF
               INCORPORATION TO INCREASE THE COMPANY'S AUTHORIZED
                            COMMON STOCK (Proposal 2)

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO APPROVE AND ADOPT THE COMPANY'S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK. THE SHARES OF COMMON STOCK REPRESENTED BY RETURNED PROXY CARDS WILL BE VOTED FOR THE PROPOSAL TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK UNLESS OTHERWISE SPECIFIED.

        The Company is currently authorized to issue 50,000,000 shares of Common Stock. At the Annual Meeting, a vote will be taken on the proposal to adopt the Company's Amended and Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock from 50,000,000 to 200,000,000. The authorized number of shares of the Company's preferred stock, par value $.01 per share, will remain at 5,000,000. If the amendment is approved by the stockholders, the first paragraph of Article Four of the Company's Amended and Restated Certificate of Incorporation, as amended, will read as follows:

               The total number of shares of all classes of stock which the Corporation shall have authority to issue is two hundred eight million, one hundred twenty-two thousand, nine hundred and fourteen (208,122,914) shares, of which five million (5,000,000) shares, designated as Preferred Stock, shall have a par value of One Cent ($.01) per share (the "Preferred Stock"), and two hundred million (200,000,000) shares, designated as Common Stock, shall have a par value of One Cent ($.01) per share (the "Common Stock") and three million, one hundred twenty-two thousand, nine hundred and fourteen (3,122,914) shares, designated as Restricted Voting Common Stock, shall have a par value of One Cent ($.01) per share (the "Restricted Voting Common Stock").

        During the period from July 11, 1997 to March 1998, the Company issued approximately 23.3 million shares of its common stock in connection with various acquisitions. Given the Company's goal to grow through acquisitions and to finance a significant portion of such acquisitions through the issuance of its common stock, the Board of Directors feels that it is in the best interests of the Company to increase the number of authorized shares of Common Stock to 200,000,000.

        If Proposal 2 is approved, the additional shares of Common Stock would be available for sale pursuant to public offerings, for use in acquisitions, for stock dividends, for issuance pursuant to stock options and other rights to purchase or receive shares and for any other purpose for which shares of Common Stock may be issued under the laws of the State of Delaware. Except for the issuance of shares of Common Stock in connection with ongoing and potential acquisitions of complementary businesses, the Company has no immediate plans for the issuance of any of its authorized but unissued and unreserved shares of Common Stock.

        The authorization of additional shares of Common Stock could make more difficult, and thereby discourage, attempts to acquire control of the Company. For example, such additional shares could be used to dilute the stock ownership of parties seeking to obtain control of the Company, to increase the total amount of consideration necessary for a party to obtain control, or to increase the voting power of friendly third parties. These uses could have the effect of making it more difficult for a third party to remove incumbent management or to accomplish a given transaction, even if such actions would generally be beneficial to stockholders. The Board of Directors has concluded, however, that the advantages of the additional authorized shares outweigh any potential disadvantages. Assuming the proposed increase is approved by the stockholders, the Company intends to use the additional shares for the purpose described above, and has no intention to use them to deter takeovers.

        A majority of the shares of Common stock and the shares of Restricted Voting Common stock entitled to vote at the Meeting, voting together, is required to adopt the proposed amendment. Because Proposal 2 must receive the affirmative vote of a majority of the outstanding Common Stock and Restricted Voting Common Stock, voting together, abstentions and broker non-votes will have the effect of a vote against Proposal 2. Shares represented by proxies in the form enclosed, if properly executed and returned and not revoked, will be voted as specified, but where no specification is made, the shares will be voted in favor of Proposal 2.


              RATIFICATION OF APPOINTMENT OF AUDITORS (Proposal 3)

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO RATIFY THE SELECTION OF ARTHUR ANDERSEN LLP AS THE COMPANY'S INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS TO AUDIT THE COMPANY'S CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEAR ENDING DECEMBER 31, 1998. THE SHARES OF COMMON STOCK REPRESENTED BY RETURNED PROXY CARDS WILL BE VOTED FOR THE PROPOSAL TO RATIFY THE APPOINTMENT OF THE AUDITORS UNLESS OTHERWISE SPECIFIED.

        At the Annual Meeting a vote will be taken on the proposal to ratify the appointment by the Board of Directors of Arthur Andersen LLP, independent certified public accountants, as auditors of the Company's consolidated financial statements for the year ending December 31, 1998. Arthur Andersen audited the consolidated financial statements of the Company for the year ended December 31, 1997.

        Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting, with the opportunity to make a statement should they choose to do so, and to be available to respond to appropriate questions.

                      COMPLIANCE WITH SECTION 16(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, executive officers and persons holding more than ten percent of a registered class of the Company's equity securities to file with the Securities and Exchange Commission ("SEC") and any stock exchange or automated quotation system on which the Common Stock may then be listed or quoted (i) initial reports of ownership, (ii) reports of changes in ownership and (iii) annual reports of ownership of Common Stock and other equity securities of the Company. Such directors, officers and ten-percent stockholders are also required to furnish the Company with copies of all such filed reports.

        Based solely upon review of the copies of such reports furnished to the Company and written representations that no other reports were required during 1997, the Company believes that all Section 16(a) reporting requirements related to the Company's directors and executive officers were timely fulfilled during 1997, with the exception of Messrs. Porter, Kristinik and French, who each, as to a single transaction, completed the appropriate Form 4s but, due to an administrative error at the Company, such Form 4s were not filed timely with the SEC.

                                 ANNUAL REPORTS

        The Company's Annual Report to stockholders accompanies this Proxy Statement. The Company filed its Annual Report on Form 10-K for the year ended December 31, 1997 with the Securities and Exchange Commission on or about March 30, 1998. A copy of the Form 10-K, including any financial statements and schedules and a list describing any exhibits not contained therein, was previously mailed to stockholders on or about March 31, 1998 and a copy may also be obtained without charge by any stockholder. Written requests for copies of the report should be directed to John A. Hageman, Secretary, Metals USA, Inc., Three Riverway, Suite 600, Houston, Texas 77056.

                DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS

        Proposals of stockholders intended to be presented at the Company's 1999 Annual Meeting of Stockholders must be received by the Secretary of the Company no later than January 20, 1999, and must otherwise comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934.

        The Company's Bylaws establish procedures, including advance notice procedures, with regard to the nomination other than by or at the direction of the Board of Directors, of candidates for election as directors and with regard to certain matters to be brought before meetings of stockholders of the Company. The Bylaws also contain procedures for regulation of the order of business and conduct of stockholder meetings, the authority of the presiding officer and attendance at such meetings.

                                  OTHER MATTERS

        The Board of Directors knows of no matters that are expected to be presented at the Annual Meeting other than those described in this proxy statement. Should any other matter properly come before the Annual Meeting, however, the persons named in the form of proxy accompanying this proxy statement will vote all shares represented by proxies in accordance with their best judgment on such matters.

                                     (FRONT)

                                METALS USA, INC.
                         ANNUAL MEETING OF STOCKHOLDERS

             Solicited by the Board of Directors of Metals USA, Inc.

        The undersigned hereby appoints Arthur L. French and J. Michael Kirksey, and each of them individually, as proxies with full power of substitution, to vote all shares of Common Stock of Metals USA, Inc. that the undersigned is entitled to vote at the Annual Meeting of Stockholders thereof to be held on May 20, 1998, or at any adjournment or postponement thereof, as follows:

        Any executed proxy which does not designate a vote shall be deemed to grant authority for any item not designated.

        PROPOSAL 1: ELECTION OF DIRECTORS


/_/  FOR all nominees listed    /_/  WITHHOLD AUTHORITY for all
                                        nominees listed below

        Mark Alper, Craig R. Doveala, Patrick A. Notestine, Richard A. Singer, and Thomas J. Shapiro to hold office until the 2001 Annual Meeting and until their successors are elected and qualified.

        INSTRUCTION: to withhold authority to vote for any individual nominee, write that nominee's name in the space provided here.

                                     (BACK)

        PROPOSAL 2: ADOPTION OF AMENDED AND RESTATED CERTIFICATE OF
                      INCORPORATION TO INCREASE THE COMPANY'S AUTHORIZED COMMON STOCK

/_/     FOR                /_/     AGAINST                /_/     ABSTAIN

        PROPOSAL 3: RATIFICATION OF APPOINTMENT OF ARTHUR ANDERSEN LLP AS
                      AUDITORS FOR THE COMPANY

/_/     FOR               /_/     AGAINST                 /_/     ABSTAIN

        Please check the following box if you plan to attend the Annual Meeting of Stockholders in person. /_/

        ALL SHARES WILL BE VOTED AS DIRECTED HEREIN AND, UNLESS OTHERWISE DIRECTED, WILL BE VOTED "FOR" PROPOSAL 1 (ALL NOMINEES), "FOR" PROPOSAL 2, "FOR" PROPOSAL 3 AND IN ACCORDANCE WITH THE DISCRETION OF THE PERSON VOTING THE PROXY WITH RESPECT TO ANY OTHER BUSINESS PROPERLY BROUGHT BEFORE THE MEETING.

YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO A VOTE THEREON.

                                            Dated: _______________________, 1998

                                            ____________________________________
                                                         Signature
                                            Please sign exactly as name appears
                                            on this card. Joint owners should
                                            each sign. Executors,
                                            administrators, trustees, etc.,
                                            should give their full titles.

Please complete, sign and promptly mail this proxy in the enclosed envelope.

                                     (FRONT)

                                METALS USA, INC.
                         ANNUAL MEETING OF STOCKHOLDERS

                        (RESTRICTED VOTING COMMON STOCK)

             Solicited by the Board of Directors of Metals USA, Inc.

        The undersigned hereby appoints Arthur L. French and J. Michael Kirksey, and each of them individually, as proxies with full power of substitution, to vote all shares of Common Stock of Metals USA, Inc. that the undersigned is entitled to vote at the Annual Meeting of Stockholders thereof to be held on May 20, 1998, or at any adjournment or postponement thereof, as follows:

        Any executed proxy which does not designate a vote shall be deemed to grant authority for any item not designated.

        PROPOSAL 1: ELECTION OF DIRECTORS


/_/  FOR all nominees listed    /_/  WITHHOLD AUTHORITY for all
                                       nominees listed below

         Steven S. Harter to hold office until the 2001 Annual Meeting and until his successor is elected and qualified.

(Restricted Voting Common Stock)                  (BACK)

        PROPOSAL 2: ADOPTION OF AMENDED AND RESTATED CERTIFICATE OF
                      INCORPORATION TO INCREASE THE COMPANY'S AUTHORIZED COMMON STOCK

/_/     FOR                   /_/     AGAINST                   /_/     ABSTAIN

        PROPOSAL 3: RATIFICATION OF APPOINTMENT OF ARTHUR ANDERSEN LLP AS
                      AUDITORS FOR THE COMPANY

/_/     FOR                  /_/     AGAINST                    /_/     ABSTAIN

        Please check the following box if you plan to attend the Annual Meeting of Stockholders in person. /_/

        ALL SHARES WILL BE VOTED AS DIRECTED HEREIN AND, UNLESS OTHERWISE DIRECTED, WILL BE VOTED "FOR" PROPOSAL 1 (ALL NOMINEES), "FOR" PROPOSAL 2, "FOR" PROPOSAL 3 AND IN ACCORDANCE WITH THE DISCRETION OF THE PERSON VOTING THE PROXY WITH RESPECT TO ANY OTHER BUSINESS PROPERLY BROUGHT BEFORE THE MEETING.

YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO A VOTE THEREON.

                                            Dated: _______________________, 1998

                                            ____________________________________
                                                        Signature
                                            Please sign exactly as name appears
                                            on this card. Joint owners should
                                            each sign. Executors, administra-
                                            tors, trustees, etc., should give
                                            their full titles.

Please complete, sign and promptly mail this proxy in the enclosed envelope.